CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" and "Independent Auditors" and to the use of our reports dated February 5, 1998 on the consolidated financial statements and schedules of IDS Life Insurance Company and our report dated March 13, 1998 on the financial statements of IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ, and MZ in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 33-47302) and related Prospectus for the registration of Group Variable Annuity Contracts to be offered by IDS Life Insurance Company.


Ernst & Young LLP
Minneapolis, Minnesota
April 20, 1998